                                                                    EXHIBIT 99.1

                           SOUTHFIRST BANCSHARES, INC.

                               SYLACAUGA, ALABAMA

                           SEPTEMBER 30, 2001 AND 2000

                           SOUTHFIRST BANCSHARES, INC.

                               SYLACAUGA, ALABAMA

                           SEPTEMBER 30, 2001 AND 2000


                                TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT............................................................................................1


FINANCIAL STATEMENTS:

     Consolidated Statements of Financial Condition.....................................................................2

     Consolidated Statements of Operations............................................................................3-4

     Consolidated Statements of Stockholders' Equity..................................................................5-6

     Consolidated Statements of Cash Flows............................................................................7-8

     Notes to Consolidated Financial Statements......................................................................9-43

                          INDEPENDENT AUDITORS' REPORT


November 20, 2001





Board of Directors
SouthFirst Bancshares, Inc.
Sylacauga, Alabama


We have audited the accompanying consolidated statements of financial condition of SouthFirst Bancshares, Inc. and subsidiaries (the Company) as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SouthFirst Bancshares, Inc. and subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.




/s/ Jones & Kirkpatrick, P.C.
-----------------------------
Certified Public Accountants
Birmingham, Alabama

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition
                           September 30, 2001 and 2000

                                                                                              2 0 0 1                     2 0 0 0
                                                                                           -------------              -------------
                                        ASSETS
Cash and cash equivalents                                                                  $   6,020,186              $   4,667,295
Interest-bearing deposits in other financial institutions                                        898,533                  1,737,099
Investment securities available for sale, at fair value                                       33,052,826                 36,097,008
Loans receivable, net of allowance for loan losses of
     $1,577,952 in 2001 and $700,620 in 2000                                                 101,135,388                108,353,773
Loans held for sale at cost (which approximates fair value)                                      272,350                    181,662
Foreclosed assets, net                                                                           257,883                    175,500
Premises and equipment, net                                                                    4,765,878                  4,992,261
Federal Home Loan Bank stock, at cost                                                          2,229,800                  2,229,800
Accrued interest receivable                                                                      960,225                  1,183,485
Other assets                                                                                   1,601,146                  1,407,751
                                                                                           -------------              -------------

          Total Assets                                                                     $ 151,194,215              $ 161,025,634
                                                                                           =============              =============

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Deposits:
        Non-interest bearing                                                               $   3,349,326              $   2,990,806
        Interest bearing                                                                      95,706,254                102,372,295
                                                                                           -------------              -------------
          Total deposits                                                                      99,055,580                105,363,101
     Advances by borrowers for property taxes and insurance                                      404,515                    297,004
     Accrued interest payable                                                                  1,328,183                  1,403,005
     Borrowed funds                                                                           35,605,000                 38,889,068
     Accrued expenses and other liabilities                                                      518,398                    147,972
                                                                                           -------------              -------------
          Total liabilities                                                                  136,911,676                146,100,150
                                                                                           -------------              -------------

Stockholders' equity:
     Common stock, $.01 par value, 2,000,000 shares authorized; 988,118 shares issued and 861,130 shares outstanding in 2001;
         999,643 shares issued and 910,102 shares outstanding in 2000                              9,996                      9,996
     Additional paid-in capital                                                                9,814,268                  9,835,352
     Treasury stock, at cost (116,018 shares in 2001; 72,196 shares in 2000)                  (1,648,439)                (1,140,781)
     Deferred compensation on common stock employee benefit plans                               (383,442)                  (482,325)
     Shares held in trust, at cost (11,525 shares in 2001)                                      (126,411)                        --
     Retained earnings                                                                         6,249,938                  7,186,244
     Accumulated other comprehensive income (loss)                                               366,629                   (483,002)
                                                                                           -------------              -------------
           Total stockholders' equity                                                         14,282,539                 14,925,484
                                                                                           -------------              -------------

     Commitments and contingencies (Note 14)                                                          --                         --
                                                                                           -------------              -------------

     Total Liabilities and Stockholders' equity                                            $ 151,194,215              $ 161,025,634
                                                                                           =============              =============



See accompanying notes to consolidated financial statements.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations
                  Years Ended September 30, 2001, 2000 and 1999

                                                                       2 0 0 1                2 0 0 0                1 9 9 9
                                                                    ------------           ------------           ------------
Interest and dividend income:
     Interest and fees on loans                                     $  8,506,455           $  9,342,440           $  8,460,854
     Interest and dividend income on investment securities             2,385,413              2,572,742              2,023,243
                                                                    ------------           ------------           ------------

           Total interest and dividend income                         10,891,868             11,915,182             10,484,097
                                                                    ------------           ------------           ------------

Interest expense:
     Interest on deposits                                              4,977,307              4,858,308              5,389,544
     Interest on borrowed funds                                        2,006,896              2,280,558                977,279
                                                                    ------------           ------------           ------------
          Total interest expense                                       6,984,203              7,138,866              6,366,823
                                                                    ------------           ------------           ------------

          Net interest income                                          3,907,665              4,776,316              4,117,274

Provision for loan losses                                                857,688                  5,572                587,690
                                                                    ------------           ------------           ------------

     Net interest income after provision for loan losses               3,049,977              4,770,744              3,529,584
                                                                    ------------           ------------           ------------

Other income:
     Service charges and other fees                                      442,979                440,355                502,016
     Employee benefit trust and consulting fees                        1,128,996              1,087,884              1,010,000
     Gain on sale of loans                                               393,875                312,024                442,287
     Gain (loss) on sales and calls of investment
        securities available-for-sale                                      4,267                 (4,199)             2,402,639
     Gain (loss) on sale of premises and equipment                       (12,860)                    --                  5,622
     Equity in net loss of affiliates                                         --                (16,464)              (128,153)
     Other                                                               353,797                279,903                183,326
                                                                    ------------           ------------           ------------

         Total other income                                            2,311,054              2,099,503              4,417,737
                                                                    ------------           ------------           ------------



                                   (Continued)


See accompanying notes to consolidated financial statements.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

                Consolidated Statements of Operations (Continued)
                  Years Ended September 30, 2001, 2000 and 1999


                                                                       2 0 0 1                2 0 0 0                1 9 9 9
                                                                    ------------           ------------           ------------
Other expenses:
     Compensation and benefits                                      $  3,118,111           $  2,901,364           $  3,268,188
     Net occupancy expense                                               344,899                348,875                330,871
     Furniture and fixtures                                              487,760                441,026                441,788
     Data processing                                                     331,310                309,196                336,284
     Office supplies and expenses                                        402,568                350,205                392,529
     Deposit insurance premiums                                           64,460                 77,649                116,240
     Legal expenses                                                      161,752                253,000                380,822
     Goodwill amortization                                                53,945                 63,128                 54,772
     Termination agreements                                              560,000                     --                     --
     Other                                                               500,574                554,936                509,622
                                                                    ------------           ------------           ------------

        Total other expenses                                           6,025,379              5,299,379              5,831,116
                                                                    ------------           ------------           ------------

Income (loss) before income taxes                                       (664,348)             1,570,868              2,116,205

Income tax expense (benefit)                                            (242,255)               609,376                816,206
                                                                    ------------           ------------           ------------

     Net income (loss)                                              $   (422,093)          $    961,492           $  1,299,999
                                                                    ============           ============           ============


Earnings (loss) per share:
     Basic                                                          $      (0.47)          $       1.06           $       1.44
     Diluted                                                        $      (0.46)          $       1.06           $       1.44


Weighted average shares outstanding:
     Basic                                                               903,849                908,020                903,460
     Diluted                                                             907,765                908,020                903,460




See accompanying notes to consolidated financial statements.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity
                  Years Ended September 30, 2001, 2000 and 1999


                                                                                                        Deferred
                                                                                                      Compensation
                                                                                                        on Common
                                                                    Additional                           Stock
                                                     Common          Paid-in          Retained          Employee        Shares Held
                                                     Stock           Capital          Earnings        Benefit Plans      in Trust
                                                   ---------       -----------       -----------      -------------    ------------
Balance - September 30, 1998                       $   9,996       $ 9,810,963       $ 5,953,346       $(778,508)      $    --


Comprehensive Income:
     Net income                                           --                --         1,299,999              --            --
     Change in net unrealized gain (loss) on
        available-for-sale securities, net of
        reclassification adjustments and tax
        effect                                            --                --                --              --            --


          Total comprehensive income (loss)         (738,783)


Release of unallocated ESOP shares                        --            35,336                --          70,560            --
Acquisition of ESOP shares                                --                --                --         (13,068)           --
Vesting of shares on Management
     Recognition Plans                                    --             5,682                --          77,890            --
Vesting of deferred compensation shares                   --                --                --          19,902            --
Acquisition of Treasury stock                             --                --                --              --            --
Cash dividends declared ($ .60/share)                     --                --          (513,294)             --            --
                                                   ---------       -----------       -----------       ---------       -------

Balance - September 30, 1999                           9,996         9,851,981         6,740,051        (623,224)           --
                                                   ---------       -----------       -----------       ---------       -------

Comprehensive Income:
     Net income                                           --                --           961,492              --            --
     Change in net unrealized gain (loss) on
        available-for-sale securities, net of
        reclassification adjustments and tax
        effect                                            --                --                --              --            --


          Total comprehensive income                 975,367


Release of unallocated ESOP shares                        --              (896)               --          63,990            --
Acquisition of ESOP shares                                --                --                --         (12,404)           --
Vesting of shares on Management
     Recognition Plans                                    --           (15,733)               --          69,411            --
Vesting of deferred compensation shares                   --                --                --          19,902            --
Acquisition of Treasury stock                             --                --                --              --            --
Cash dividends declared ($ .60/share)                     --                --          (515,299)             --            --
                                                   ---------       -----------       -----------       ---------       -------

 Balance - September 30, 2000                          9,996         9,835,352         7,186,244        (482,325)           --
                                                   ---------       -----------       -----------       ---------       -------

                                                                    Accumulated
                                                                       Other
                                                                      Compre-
                                                                      hensive
                                                    Treasury          Income
                                                     Stock            (Loss)             Total
                                                  ------------      -----------       ------------
Balance - September 30, 1998                      $  (867,087)      $ 1,541,905       $ 15,670,615
                                                                                      ------------

Comprehensive Income:
     Net income                                            --                --          1,299,999
     Change in net unrealized gain (loss) on
        available-for-sale securities, net of
        reclassification adjustments and tax
        effect                                             --        (2,038,782)        (2,038,782)
                                                                                      ------------

          Total comprehensive income (loss)                                               (738,783)
                                                                                      ------------

Release of unallocated ESOP shares                         --                --            105,896
Acquisition of ESOP shares                                 --                --            (13,068)
Vesting of shares on Management
     Recognition Plans                                     --                --             83,572
Vesting of deferred compensation shares                    --                --             19,902
Acquisition of Treasury stock                        (262,651)               --           (262,651)
Cash dividends declared ($ .60/share)                      --                --           (513,294)
                                                  -----------       -----------       ------------

Balance - September 30, 1999                       (1,129,738)         (496,877)        14,352,189
                                                  -----------       -----------       ------------

Comprehensive Income:
     Net income                                            --                --            961,492
     Change in net unrealized gain (loss) on
        available-for-sale securities, net of
        reclassification adjustments and tax
        effect                                             --            13,875             13,875
                                                                                      ------------

          Total comprehensive income                                                       975,367
                                                                                      ------------

Release of unallocated ESOP shares                         --                --             63,094
Acquisition of ESOP shares                                 --                --            (12,404)
Vesting of shares on Management
     Recognition Plans                                     --                --             53,678
Vesting of deferred compensation shares                    --                --             19,902
Acquisition of Treasury stock                         (11,043)               --            (11,043)
Cash dividends declared ($ .60/share)                      --                --           (515,299)
                                                  -----------       -----------       ------------

 Balance - September 30, 2000                      (1,140,781)         (483,002)        14,925,484
                                                  -----------       -----------       ------------


                                   (Continued)

                          SOUTHFIRST BANCSHARES, INC.
                               AND SUBSIDIARIES

          Consolidated Statements of Stockholders' Equity (Continued)
                 Years Ended September 30, 2001, 2000 and 1999



                                                                                                       Deferred
                                                                                                     Compensation
                                                                                                       on Common
                                                                    Additional                           Stock
                                                       Common         Paid-in         Retained         Employee         Shares Held
                                                        Stock         Capital         Earnings       Benefit Plans       in Trust
                                                        -----         -------         --------       -------------       --------

Balance - September 30, 2000                       $   9,996       $9,835,352      $ 7,186,244       $(482,325)      $      --


Comprehensive Income:
     Net income (loss)                                    --               --         (422,093)             --              --
     Change in net unrealized gain (loss) on
        available-for-sale securities, net of
        reclassification adjustments and tax
        effect                                            --               --               --              --              --


          Total comprehensive income                      --


Release of unallocated ESOP shares                        --            4,654               --          63,760              --
Acquisition of ESOP shares                                --               --               --         (15,925)             --
Vesting of shares on Management
     Recognition Plans                                    --          (25,738)              --          31,146              --
Acquisition of Management Recognition
     Plan shares                                          --               --               --              --        (126,411)
Vesting of deferred compensation shares                   --               --               --          19,902              --
Acquisition of Treasury stock                             --               --               --              --              --
Cash dividends declared ($ .60/share)                     --               --         (514,213)             --              --
                                                   ---------       ----------      -----------       ---------       ---------

Balance - September 30, 2001                       $   9,996       $9,814,268      $ 6,249,938       $(383,442)      $(126,411)
                                                   =========       ==========      ===========       =========       =========




                                                                      Accumulated
                                                                         Other
                                                                        Compre-
                                                                        hensive
                                                      Treasury          Income
                                                        Stock            (Loss)         Total
                                                    -------------     -----------     ------------

Balance - September 30, 2000                        $(1,140,781)      $(483,002)      $ 14,925,484
                                                                                      ------------

Comprehensive Income:
     Net income (loss)                                       --              --           (422,093)
     Change in net unrealized gain (loss) on
        available-for-sale securities, net of
        reclassification adjustments and tax
        effect                                               --         849,631            849,631
                                                                                      ------------

          Total comprehensive income                                                       427,538
                                                                                      ------------

Release of unallocated ESOP shares                           --              --             68,414
Acquisition of ESOP shares                                   --              --            (15,925)
Vesting of shares on Management
     Recognition Plans                                       --              --              5,408
Acquisition of Management Recognition
     Plan shares                                             --              --           (126,411)
Vesting of deferred compensation shares                      --              --             19,902
Acquisition of Treasury stock                          (507,658)             --           (507,658)
Cash dividends declared ($ .60/share)                        --              --           (514,213)
                                                    -----------       ---------       ------------

Balance - September 30, 2001                        $(1,648,439)      $ 366,629       $ 14,282,539
                                                    ===========       =========       ============


See accompanying notes to consolidated financial statements.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                  Years Ended September 30, 2001, 2000 and 1999


                                                                                   2 0 0 1           2 0 0 0           1 9 9 9
                                                                                 ------------      ------------      ------------
OPERATING ACTIVITIES

Net income (loss)                                                                $   (422,093)     $    961,492      $  1,299,999

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Provision for loan losses                                                        857,688             5,572           587,690
     Depreciation and amortization                                                    419,254           422,789           398,407
     Equity in loss of unconsolidated affiliates                                           --            16,464           128,153
     Proceeds from sales of loans                                                  19,731,460        15,092,258        23,423,676
     Loans originated for sale                                                    (19,428,273)      (14,251,762)      (23,598,773)
     Gain on sale of loans                                                           (393,875)         (312,024)         (442,287)
     (Gain) loss on sale of premises and equipment                                     11,511                --            (5,622)
     (Gain) loss on sale of foreclosed assets                                           7,437           (20,947)            4,041
     Compensation expense on ESOP and MRPs                                             82,681           136,674           209,370
     (Gain) loss on sale of investment securities available-for-sale                   (4,267)            4,199        (2,402,639)
     Net amortization of premium on investment securities                              21,916            13,746          (134,240)
     (Increase) decrease in accrued interest receivable                               223,260          (165,456)           26,949
     (Increase) decrease in other assets                                             (247,340)          (73,068)          280,880
     Increase (decrease) in accrued interest payable                                  (74,822)          268,989            62,833
     Increase (decrease) in accrued expenses and other liabilities                   (150,316)         (913,573)          906,189
                                                                                 ------------      ------------      ------------

        Net cash provided by operating activities                                     634,221         1,185,353           744,626
                                                                                 ------------      ------------      ------------

INVESTING ACTIVITIES

Net change in interest-bearing deposits in other
     financial institutions                                                           838,566          (743,391)         (612,192)
Proceeds from calls and maturities of investment
     securities held-to-maturity                                                           --            28,783           561,889
Proceeds from calls and maturities of investment
     securities available-for-sale                                                  1,754,784         1,550,119         7,243,091
Proceeds from sales of investment securities
     available-for-sale                                                             9,696,496         1,007,841        20,968,808
Purchase of investment securities available-for-sale                               (7,054,375)       (1,567,544)      (31,453,474)
Net (increase) decrease in loans                                                    5,683,933        (2,453,697)       (2,918,378)
Proceeds from sale of premises and equipment                                           15,000                --            18,000
Purchase of premises and equipment                                                   (165,437)         (173,688)       (1,630,939)
Proceeds from sale of foreclosed real estate                                          586,944           820,638            36,000
                                                                                 ------------      ------------      ------------

     Net cash provided (used) by investing activities                              11,355,911        (1,530,939)       (7,787,195)
                                                                                 ------------      ------------      ------------


                                   (Continued)



See accompanying notes to consolidated financial statements.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

                Consolidated Statements of Cash Flows (Continued)
                  Years Ended September 30, 2001, 2000 and 1999

                                                                       2 0 0 1           2 0 0 0           1 9 9 9
                                                                    ------------      ------------      ------------
FINANCING ACTIVITIES

Net increase (decrease) in demand accounts and savings accounts     $   (771,750)     $ (4,818,176)     $     81,185
Net increase (decrease) in certificates of deposit                    (5,535,771)       (4,540,599)       (9,242,985)
Proceeds from borrowed funds                                          31,400,000        56,107,709        55,476,593
Repayment of borrowed funds                                          (34,684,068)      (46,022,709)      (42,841,593)
Cash dividends paid                                                     (514,213)         (515,299)         (513,294)
Acquisition of ESOP and MRP shares                                      (131,292)          (12,404)          (13,068)
Acquisition of treasury stock                                           (507,658)          (11,043)         (262,651)
(Increase) decrease in advances by borrowers
     for property taxes and insurance                                    107,511          (144,176)          114,054
                                                                    ------------      ------------      ------------

        Net cash provided (used) by financing activities             (10,637,241)           43,303         2,798,241
                                                                    ------------      ------------      ------------

Increase (decrease) in cash and cash equivalents                       1,352,891          (302,283)       (4,244,328)

Cash and cash equivalents - beginning of year                          4,667,295         4,969,578         9,213,906
                                                                    ------------      ------------      ------------

Cash and cash equivalents - end of year                             $  6,020,186      $  4,667,295      $  4,969,578
                                                                    ============      ============      ============



Supplemental information on cash payments:
     Interest paid                                                  $  7,059,025      $  6,869,877      $  6,303,990
                                                                    ============      ============      ============

     Income taxes paid                                              $    360,107      $  1,418,194      $     64,390
                                                                    ============      ============      ============

Supplemental information on non-cash transactions:
     Change in net unrealized gain on investment
        securities available-for-sale, net of deferred taxes        $    849,631      $     13,875      $ (2,038,782)
                                                                    ============      ============      ============

     Real estate owned, obtained through foreclosure                $    676,764      $    406,833      $    608,399
                                                                    ============      ============      ============

See accompanying notes to consolidated financial statements.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of SouthFirst Bancshares, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

     Basis of Presentation - The accompanying consolidated financial statements include the accounts of SouthFirst Bancshares, Inc. (the Corporation) and its wholly-owned subsidiaries, First Federal of the South (the Bank) (a wholly-owned subsidiary of SouthFirst Bancshares, Inc.), Pension & Benefit Trust Company (a wholly-owned subsidiary of First Federal of the South, which is an employee benefits consulting company), SouthFirst Mortgage, Inc. (a wholly-owned subsidiary of First Federal of the South) and SouthFirst Financial Services, Inc. (a wholly-owned subsidiary of SouthFirst Bancshares, Inc.), collectively as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Business - The Company provides a full range of banking services to individual and corporate customers in its primary market area of the cities of Sylacauga, Clanton, Talladega and Centreville in the state of Alabama, and provides lending services in Birmingham and Dothan, Alabama. The Company is subject to competition from other financial institutions. The Company is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

     Use of Estimates - The accounting principles and reporting policies of the Company, and the methods of applying these principles, conform with generally accepted accounting principles and with general practice within the savings and loan industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for properties collateralizing significant troubled loans.



                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Significant Group Concentrations of Credit Risk - A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. Note 3 discusses the types of lending that the Company engages in. The Company does not have any significant concentration to any one industry or customer.

     Cash and Cash Equivalents - For purposes of presentation in the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from other depository institutions.

     Interest-bearing Deposits in Other Financial Institutions -
     Interest-bearing deposits in other financial institutions mature within one year and are carried at cost.

     Investment Securities - The Company classifies its investments in one of the following three categories: (i) held-to-maturity securities, (ii) securities available for sale, and (iii) trading account securities. Investment securities held to maturity represent securities which management has the intent and ability to hold to maturity. These securities are reported at cost adjusted for amortization of premiums and accretion of discounts using the interest method. Investment securities available for sale represent securities which management may decide to sell prior to maturity for liquidity, tax planning or other valid business purposes. Available-for-sale securities are reported at fair value with any unrealized gains or losses excluded from earnings and reflected as a net amount in a separate component of stockholders' equity until realized. Trading account securities represent securities which management has purchased and is holding principally for the purpose of selling in the near term. Trading account securities are reported at fair value with any unrealized gains or losses included in earnings.

     Declines in fair value of investment securities (available for sale or held to maturity) that are considered other than temporary are charged to securities losses, reducing the carrying value of such securities. Gains or losses on the sale of investment securities are recorded on the trade date and are determined using the specific identification method and are shown separately in non-interest income in the consolidated statements of operations. No securities were classified as trading account securities as of September 30, 2001 or 2000.

     The stock of the Federal Home Loan Bank has no quoted fair value and no ready market exists. The investment in the stock is required of insured institutions that utilize the services of the Federal Home Loan Bank. The Federal Home Loan Bank will purchase the stock at its cost basis from the Company in the event the Company ceases to utilize the services of the Federal Home Loan Bank.


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Loans - The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout the Company's primary market area. The ability of the Company's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

     The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

     All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

     Allowance for Loan Losses - The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for loan losses and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

     Loan Origination Fees, Premiums and Discounts on Loans, Mortgage-Backed Securities and Collateralized Mortgage Obligations - Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the loan yields using the interest method. Premiums or discounts on loans, mortgage-backed securities, and collateralized mortgage obligations are amortized over the estimated lives of the related mortgage loans, adjusted for prepayments, using a method approximating the interest method. Premiums and discounts on loans, mortgage-backed securities, and collateralized mortgage obligations were insignificant at September 30, 2001.

     Loans Held for Sale - Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Gains or losses on loan sales are recognized at the time of sale and are determined by the difference between net sales proceed and the carrying value of the loans sold.

     Foreclosed Assets - Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Cost related to the development and improvement of property are capitalized, where as costs relating to the holding of the property are expensed.


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Banking Premises and Equipment - Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

     Income Taxes - The Company provides for income taxes based upon pretax income, adjusted for permanent differences between reported and taxable earnings. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     Advertising - Advertising costs are charged to operations when incurred. Advertising expense was $30,987, $35,508 and $25,323 for the years ended September 30, 2001, 2000 and 1999, respectively.

     Earnings per Share - Basic earnings per share of common stock has been computed on the basis of the weighted-average number of shares of common stock outstanding. Fully diluted earnings per share reflects the potential dilution that could occur if the Company's outstanding options to acquire common stock were exercised. The exercise of these options accounts for the differences between basic and diluted weighted average shares outstanding. Options on 104,774 shares in 2001 and 2000 of common stock were not included in computed diluted earnings per share because their effects were antidilutive.

     Reclassification - Certain amounts in the financial statements presented have been reclassified from amounts previously reported in order to be comparable between years. These reclassifications have no effect on previously reported stockholders' equity or net income during the periods involved.


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Comprehensive Income - The Company adopted Statement of Financial Accounting Standards ("SFAS") 130, Reporting Comprehensive Income, as of October 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS 130 had no effect on the corporation's net income or shareholders' equity.

     The components of other comprehensive income and related tax effects are as follows:


                                                           2 0 0 1            2 0 0 0           1 9 9 9
                                                         -----------         --------         -----------

         Unrealized holding gains (losses) on
            available-for-sale securities arising
            during the period                            $ 1,374,640         $ 18,185         $  (885,720)

         Reclassification adjustment for losses
            (gains) realized in income                        (4,267)           4,199          (2,402,639)
                                                         -----------         --------         -----------

         Net unrealized gains (losses)                     1,370,373           22,384          (3,288,359)

           Tax effect                                       (520,742)          (8,509)          1,249,577
                                                         -----------         --------         -----------

         Net-of-tax amount                               $   849,631         $ 13,875         $(2,038,782)
                                                         ===========         ========         ===========


     New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement establishes accounting and reporting standards for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Under certain conditions, a derivative may be specifically designated as a hedge.




                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     On October 1, 2000, the Company adopted SFAS No. 133 as amended. Management assessed the impact of this Statement on the Company's consolidated financial position and results of operations and the impact was immaterial.

     In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, a replacement of FASB Statement No. 125. This Statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and requires certain disclosures. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company adopted SFAS No. 140 on April 1, 2001. Accordingly, disclosures pertaining to collateral have been properly included in these consolidated financial statements. Transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, have not been material.

     In June 2001, the FASB issued SFAS No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead an entity must perform an assessment of whether goodwill is impaired as of the date of adoption and test for impairment at least annually in accordance with the provisions of the Statement. The new standard will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, except for certain obligations of lessees.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets.

     The Company is required to adopt the provisions of SFAS No. 141 immediately. SFAS Nos. 142, 143 and 144 are required to be adopted October 1, 2002, with earlier application permitted. The impact of adopting these standards on the financial condition of the Company has not been determined at this time.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


2.   INVESTMENT SECURITIES

     Debt and equity securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair value at September 30 were as follows:

                                                                                          Gross
                                                                    Gross Unrealized    Unrealized
                                                  Amortized Cost          Gains             Losses         Fair Value
                                                  --------------    ----------------   -------------      -------------
          Available-for-Sale Securities

          September 30, 2001:
             U.S. Government agency                 $ 9,259,763        $332,304        $     2,106        $ 9,589,961
             Collateral mortgage obligations
                (CMO's)                              13,485,346          49,477             40,416         13,494,407
             Mortgage-backed securities               8,775,995         352,720              1,473          9,127,242
             Other common stock                         790,385              --             83,485            706,900
             Other equity securities                    150,000              --             15,684            134,316
                                                    -----------        --------        -----------        -----------

                                                    $32,461,489        $734,501        $   143,164        $33,052,826
                                                    ===========        ========        ===========        ===========

          September 30, 2000:
             U.S. Treasury securities               $ 2,896,067        $     --        $   135,643        $ 2,760,424
             U.S. Government agency                   9,120,162              --            218,913          8,901,249
             Collateral mortgage obligations
                (CMO's)                              13,667,965          16,927             82,565         13,602,327
             Mortgage-backed securities              10,401,465          17,967            323,737         10,095,695
             Other common stock                         790,385          53,072            737,313
                                                    -----------        --------        -----------        -----------

                                                    $36,876,044        $ 34,894        $   813,930        $36,097,008
                                                    ===========        ========        ===========        ===========



                                   (Continued)

                          SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


2.   INVESTMENT SECURITIES (Continued)

     The Company sold securities available-for-sale for total proceeds of $9,696,496, $1,007,841 and $20,968,808, resulting in gross realized gains
     (losses) of $4,267, $(4,199) and $2,402,639 in 2001, 2000 and 1999,
     respectively.

     The scheduled maturities at September 30, 2001 of securities (other than equity securities) available-for-sale by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the borrower may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                         Available-for-Sale
                                                                                  ---------------------------------
                                                                                  Amortized Cost      Fair Value
                                                                                  --------------     --------------
             Due in one year or less                                              $      500,000     $      513,972
             Due from one to five years                                                3,326,219          3,464,079
             Due from five to ten years                                               13,863,788         14,302,491
             Due after ten years                                                      13,831,097         13,931,068
                                                                                   -------------      -------------

                                                                                    $ 31,521,104       $ 32,211,610
                                                                                    ============       ============


     Investment securities available-for-sale with a carrying amount of approximately $5,009,000 and $5,299,000 at September 30, 2001 and 2000,
     respectively, were pledged to secure public deposits as required by law and for other purposes required or permitted by law.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


3.   LOANS

     Loans consisted of the following at September 30, 2001 and 2000:

                                                            2 0 0 1             2 0 0 0
                                                          ------------        ------------
     Real estate mortgage loans:
        First mortgage loans:
           Single family residential                      $ 51,082,708        $ 58,595,477
           Multi-family and commercial real estate          14,205,090          13,789,799
        Second mortgage loans                                7,592,494           7,333,692
        1-4 family construction loans                       25,378,016          24,380,605
        Savings account loans                                1,144,123           1,097,108
        Installment loans                                    3,506,035           4,089,397
                                                          ------------        ------------
                                                           102,908,466         109,286,078
                                                          ------------        ------------

     Deduct:
        Deferred loan fees                                     187,501             192,333
        Undisbursed portion of loans in process                  7,625              39,352
        Allowance for loan losses                            1,577,952             700,620
                                                          ------------        ------------
                                                             1,773,078             932,305
                                                          ------------        ------------

     Total loans receivable - net                         $101,135,388        $108,353,773
                                                          ============        ============


     Activity in the allowance for loan losses was as follows for the years ended September 30, 2001, 2000 and 1999:

                                              2 0 0 1            2 0 0 0           1 9 9 9
                                            -----------         ---------         ---------
     Beginning balance                      $   700,620         $ 851,915         $ 732,021
     Provision charged to income                857,688             5,572           587,690
     Recovery of amounts charged off
        in prior years                           67,606            35,221            38,447
     Loans charged off                          (47,962)         (192,088)         (506,243)
                                            -----------         ---------         ---------

     Ending balance                         $ 1,577,952         $ 700,620         $ 851,915
                                            ===========         =========         =========



                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


3.       LOANS (Continued)

         The following is a summary of information pertaining to impaired loans:

                                                                         September 30,
                                                                 -----------------------------
                                                                   2001                2000
                                                                 ---------           ---------
         Impaired loans without a valuation allowance            $      --           $      --
         Impaired loans with a valuation allowance                 647,720               3,742
                                                                 ---------           ---------

            Total impaired loans                                 $ 647,720           $   3,742
                                                                 =========           =========

         Valuation allowance related to impaired loans           $ 647,720           $   3,742
                                                                 =========           =========

                                                                            Years Ended September 30,
                                                                ----------------------------------------------
                                                                  2001               2000               1999
                                                                --------           --------           --------
         Average investment in impaired loans                   $ 53,939           $  4,771           $ 78,998
         Interest income recognized on impaired loans                 --                373              1,188
         Interest income recognized on a cash
            basis on impaired loans                                   --                373              1,188

         Interest on impaired loans is recorded on a "cash basis" and is included in earnings only when actually received in cash. No additional funds are committed to be advanced in connection with impaired loans. See also Note 13 concerning related party impaired loans.

4.       PREMISES AND EQUIPMENT

         Premises and equipment are summarized as follows at September 30, 2001 and 2000:

                                                                    2001                 2000
                                                                 ----------           ----------
         Land                                                    $1,848,059           $1,848,059
         Buildings and improvements                               3,261,683            3,374,990
         Furniture, fixtures and equipment                          961,905            1,187,236
         Automobiles                                                167,307              193,282
                                                                 ----------           ----------
                                                                  6,238,954            6,603,567
         Less: Accumulated depreciation                           1,473,076            1,611,306
                                                                 ----------           ----------

         Premises and equipment, net                             $4,765,878           $4,992,261
                                                                 ==========           ==========

         Depreciation expense charged to operations was $365,309, $359,661 and $343,635 in 2001, 2000 and 1999, respectively.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


5.       ACCRUED INTEREST RECEIVABLE

         Accrued interest receivable consists of the following at September 30, 2001 and 2000:

                                                                   2001                 2000
                                                                 ---------           ----------
            Loans                                                $ 649,969           $ 811,252
            Investment securities available-for-sale               310,256             372,233
                                                                 ---------           ----------

               Total accrued interest receivable                 $ 960,225           $1,183,485
                                                                 =========           ==========

6.       INVESTMENTS IN AFFILIATE

         In March 1995, the Company obtained a 50% ownership interest in Magnolia Title Services, Inc. (Magnolia) for an investment of $100,000. Magnolia provides title insurance and related services to various borrowers and lenders in the state of Alabama. The Company accounts for this investment under the equity method.

7.       LEASES

         The Company leases certain real estate and office equipment under operating leases expiring in various years through 2005. Minimum future rental payments under non-cancellable operating leases having remaining terms in excess of one year as of September 30, 2001 are as follows:

                          Year Ending
                         September 30,        Amount
                         -------------       --------
                             2002            $ 54,565
                             2003              38,611
                             2004              13,742
                             2005               2,030
                                             --------

                                             $108,948
                                             ========

         Lease expense charged to operations was $73,187, $66,229 and $65,359 for the years ended September 30, 2001, 2000 and 1999, respectively.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


8.       GOODWILL

         Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at date of acquisition and is being amortized on the straight line method over 15 years. Amortization expense charged to operations for 2001, 2000, and 1999 was $53,945, $63,128, and $54,772, respectively. Goodwill, net of accumulated amortization, is included in other assets on the statement of financial condition and amounted to $597,652 and $651,597 at September 30, 2001 and 2000, respectively.

9.       DEPOSITS

         An analysis of deposit accounts at the end of the period is as follows at September 30, 2001 and 2000:

                                                                     2001                   2000
                                                                 ------------           ------------
         Demand accounts:
            Non interest-bearing checking accounts               $  3,349,326           $  2,990,806
            Interest-bearing:
               NOW accounts                                         9,490,474              9,728,880
               Money market demand                                    406,734                632,274
                                                                 ------------           ------------
                   Total demand accounts                           13,246,534             13,351,960

         Statement savings accounts                                11,158,100             11,794,425

         Certificate accounts                                      74,650,946             80,216,716
                                                                 ------------           ------------

               Total                                             $ 99,055,580           $105,363,101
                                                                 ============           ============

         Certificate accounts greater than or equal to $100,000 were $18,867,029 and $19,434,998 at September 30, 2001 and 2000, respectively.


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


9.       DEPOSITS (Continued)

         Scheduled maturities of certificate accounts were as follows at September 30, 2001 and 2000:

                                                                     2001                  2000
                                                                 -----------           -----------
         Less than one year                                      $49,029,720           $61,535,297
         One year to two years                                    16,137,836            11,418,188
         Two years to three years                                  2,219,300             3,942,230
         Three years to four years                                 6,060,438               388,595
         Four years to five years                                  1,203,652             2,932,406
                                                                 -----------           -----------

              Total                                              $74,650,946           $80,216,716
                                                                 ===========           ===========

         Interest expense on deposits for the years ended September 30, 2001, 2000 and 1999 were as follows:

                                                                   2001                2000                  1999
                                                                ----------           ----------           ----------
         Demand accounts                                        $  161,731           $  178,910           $  229,810
         Statement savings accounts                                216,553              240,270              292,847
         Certificate accounts                                    4,599,023            4,439,128            4,866,887
                                                                ----------           ----------           ----------

              Total                                             $4,977,307           $4,858,308           $5,389,544
                                                                ==========           ==========           ==========

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


10.      BORROWED FUNDS

         The Company was liable to the Federal Home Loan Bank of Atlanta on the following advances at September 30, 2001 and 2000:


         Maturity Date    Callable Date      Type          Rate at 9/30             2001                2000
         -------------    -------------   ----------       ------------         -----------         -----------
         March 2001                       Fixed Rate          8.68%             $        --         $   257,439
         March 2001                       Adjustable          6.55%                      --          12,336,629
         August 2001                      Adjustable          6.68%                      --           5,250,000
         May 2002                         Adjustable          3.57%               1,660,000           1,660,000
         July 2002                        Adjustable          3.31%               3,000,000                  --
         May 2003                         Adjustable          3.61%               1,670,000           1,670,000
         April 2004       April 2001      Fixed Rate          5.01%                      --           4,000,000
         April 2004       April 2001      Adjustable          3.71%               4,000,000           4,000,000
         May 2005                         Adjustable          3.67%               1,670,000           1,670,000
         August 2007                      Adjustable          3.56%               5,250,000
         March 2010       December 2001   Fixed Rate          5.88%               5,000,000           5,000,000
         November 2010    November 2001   Fixed Rate          5.43%               5,000,000                  --
         January 2011     January 2006    Fixed Rate          5.30%               2,500,000                  --
         January 2011     January 2006    Fixed Rate          4.65%               2,500,000                  --
                                                                                -----------         -----------

                                                                                $32,250,000         $35,844,068
                                                                                ===========         ===========


         Weighted average rate                                                         4.43%               6.34%
                                                                                ===========         ===========

         At September 30, 2001 and 2000, the advances were collateralized by first-mortgage residential loans with carrying values of approximately $51,261,000 and $58,652,000, respectively. The Bank has an approved credit availability of approximately $45,000,000 at the Federal Home Loan Bank of Atlanta.


                                  (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


10.      BORROWED FUNDS (Continued)

         During fiscal year 2000, the Bank established a discount window borrowing agreement with the Federal Reserve Bank of Kansas City with a maximum credit availability of $3,000,000. During fiscal years 2001 and 2000, there were no borrowings on this discount window borrowing agreement.

         The Company also has a line-of-credit with a commercial bank of up to $4,000,000 which bears interest at the prime lending rate. The line-of-credit requires monthly interest payments. At September 30, 2001, the prime lending rate was 6.00%. The outstanding balance on the line-of-credit was $3,355,000 and $3,005,000 at September 30, 2001 and 2000, respectively. The note is secured by the Company's stock in its subsidiary, First Federal of the South. The line-of-credit is due on demand, but no later than March 1, 2002.

         The Company had a note payable to an individual in the amount of $40,000 at September 30, 2000 which was paid off in April 2001.

         Total borrowed funds at September 30, 2001 have maturities (or call dates) in future years as follows:

                         Year Ending
                         September 30,               Amount
                         -------------            -----------
                             2002                 $18,015,000
                             2003                   4,170,000
                             2004                   4,000,000
                             2005                   1,670,000
                             2006                   2,500,000
                          Thereafter                5,250,000
                                                  -----------

                                                  $35,605,000
                                                  ===========

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


11.      INCOME TAX EXPENSE

         Income tax expense (benefit) for the years ended September 30, 2001, 2000 and 1999 consists of the following:

                                  2001                 2000                1999
                                ---------            ---------           ---------
         Federal:
            Current             $  84,141            $ 419,552           $ 794,668
            Deferred             (278,226)              66,547             (76,991)
                                ---------            ---------           ---------
                                 (194,085)             486,099             717,677
                                ---------            ---------           ---------

         State:
            Current               (27,712)             118,384             105,259
            Deferred              (20,458)               4,893              (6,730)
                                ---------            ---------           ---------
                                  (48,170)             123,277              98,529
                                ---------            ---------           ---------

         Total                  $(242,255)           $ 609,376           $ 816,206
                                =========            =========           =========

         Income tax expense includes taxes related to investment security gains (losses) in the approximate amount of $1,600, $(1,600) and $913,000 in 2001, 2000 and 1999, respectively.

         The actual income tax expense differs from the "expected" income tax expense computed by applying the U.S. federal corporate income tax rate of 34% to income before income taxes as follows:

                                                                             2001                  2000                   1999
                                                                           ---------             ---------             ---------
         Computed "expected" income tax expense                            $(225,878)            $ 534,095             $ 719,510
         Increase (reduction) in income tax resulting from:
            Compensation expense for ESOP                                    (19,360)              (22,176)               20,987
            Management Recognition Plan                                           --                   785                 1,878
            State tax, net of federal income tax benefit                     (57,401)               99,915                71,086
            Other                                                             60,384                (3,243)                2,745
                                                                           ---------             ---------             ---------

                   Total                                                   $(242,255)            $ 609,376             $ 816,206
                                                                           =========             =========             =========

         Effective tax rate                                                       36%                   39%                   39%
                                                                           =========             =========             =========


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


11.      INCOME TAX EXPENSE (Continued)

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2001 and 2000 are as follows:

                                                                                       2001                 2000
                                                                                     ---------            ---------
         Deferred taxes:
            Unrealized loss on investment securities available-for-sale              $      --            $ 296,033
            Bad debts                                                                  466,892              146,666
            Deferred compensation                                                       44,964               43,147
            Investment in equity of affiliate                                           89,425               89,425
                                                                                     ---------            ---------

                Total deferred tax assets                                              601,281              575,271
                                                                                     ---------            ---------

         Deferred tax liabilities:
            Management Recognition Plan                                                     --               11,368
            FHLB stock                                                                 237,138              237,138
            Depreciation                                                               219,222              217,421
            Prepaid expenses                                                            88,836               92,424
            Foreclosed real estate gain                                                  5,357               13,585
            Federal/state tax deduction on a cash basis                                 13,435                6,896
            Other                                                                       43,112                4,909
            Unrealized gain on investment securities available-for-sale                224,709                   --
                                                                                     ---------            ---------

               Total deferred tax liabilities                                          831,809              583,741
                                                                                     ---------            ---------

               Net deferred tax asset (liability)                                    $(230,528)           $  (8,470)
                                                                                     =========            =========

         There was no valuation allowance at September 30, 2001 or 2000.

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


12.      EMPLOYEE BENEFIT PLANS

         Employee Stock Plan - Effective October 1, 1994, the Bank established the SouthFirst Bancshares, Inc. Employee Stock Ownership Plan (ESOP). The ESOP is available to all employees who have met certain age and service requirements. Contributions to the plan are determined by the Board of Directors and may be in cash or in common stock. The Corporation loaned $664,000 to the trustee of the ESOP, who purchased, on behalf of the trust of the ESOP, 66,400 shares of the shares sold by the Corporation in the public offering.

         The common stock of the Corporation acquired for the ESOP is held as collateral for the loan and is released for allocation to the ESOP participants as principal payments are made on the loan. The Bank makes contributions to the ESOP in amounts sufficient to make loan interest and principal payments and may make additional discretionary contributions. Contributions, which include dividends on ESOP shares, of $85,515, $88,478 and $43,518 were made to the ESOP in 2001, 2000 and
         1999, respectively. During 2001 and 2000, the Trustee distributed cash of $15,925 and $12,404, respectively, in lieu of shares to retiring participants.

         The ESOP's loan is repayable in ten annual installments of principal and interest. The interest rate is adjusted annually and is equal to the prime rate on each October 1st, beginning with October 1, 1995, until the note is paid in full. Principal and interest for the years ended September 30, 2001, 2000 and 1999 were $85,515, $88,478 and
         $73,845, respectively. The interest rate and principal outstanding at September 30, 2001 were 6.00% and $134,808, respectively. These payments resulted in the commitment to release 6,376 shares in 2001, 6,399 shares in 2000 and 7,056 shares in 1999. The Company has recognized compensation expense, equal to the fair value of the committed-to-be released shares of $68,413, $63,094 and $105,896 in 2001, 2000 and 1999, respectively. Excluding committed-to-be released shares, suspense shares at September 30, 2001 and 2000 equaled 10,969 and 17,345, respectively. The fair value of the suspense shares at September 30, 2001 and 2000, was $123,950 and $173,450, respectively. These suspense shares are excluded from weighted average shares in determining earnings per share.

         Stock-based Compensation Plan - During 1995, the Company adopted a Stock Option and Incentive Plan for directors and key employees of the Company. The exercise price cannot be less than the market price on the grant date and number of shares available for options cannot exceed 83,000. Stock appreciation rights may also be granted under the plan. During 1998, the Company adopted the 1998 Stock Option & Incentive Plan for directors and key employees of the Company. Under the 1998 plan, options to acquire 67,511 shares had been granted. The term of the options range from seven to ten years and they vest equally over periods from three to five years.


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


12.      EMPLOYEE BENEFIT PLANS (Continued)

         Following is a summary of the status of the 1995 and 1998 plans:

                                                                     1995 Plan                            1998 Plan
                                                           ----------------------------         ---------------------------
                                                                               Weighted                            Weighted
                                                                               Average                              Average
                                                           Number of           Exercise         Number of          Exercise
                                                            Shares              Price            Shares             Price
                                                           ---------           --------         ---------          --------
         Outstanding at September 30, 1999                   68,890            $ 14.00            65,001            $ 15.75
         Forfeited                                          (12,450)             14.00           (16,667)             15.75
                                                            -------                              -------

         Outstanding at September 30, 2000                   56,440              14.00            48,334              15.75
         Granted                                             14,110               9.75            19,177               9.75
                                                            -------                              -------

         Outstanding at September 30, 2001                   70,550              13.15            67,511              14.05
                                                            =======                              =======

         Information pertaining to options outstanding at September 30, 2001 is as follows:

                                                             Options Outstanding                Options Exercisable
                                                       ------------------------------     ----------------------------
                                                        Weighted
                                                         Average            Weighted                          Weighted
                                                         Remaining           Average                          Average
              Range of                 Number          Contractual          Exercise        Number            Exercise
           Exercise Prices          Outstanding            Life               Price       Exercisable          Price
         -------------------        -----------        -----------          ---------     -----------         --------
           $ 9.75                      33,287           6.4 years           $    9.75            --           $   --

           $14.00 - 15.75             104,774           5.1 years               14.81        85,440            14.59
                                      -------                                                ------

         Outstanding at end
              of year                 138,061           5.4 years               13.59        85,440            14.59
                                      =======                                                ======


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


12.      EMPLOYEE BENEFIT PLANS (Continued)

         The Company applies APB Opinion 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for the plans in 2001, 2000 or 1999. Had compensation cost been determined on the basis of fair value pursuant to SFAS No. 123, net income and earnings per share would have been adjusted to the pro forma amounts indicated below:

                                                                    2001                     2000                     1999
                                                                -------------            -------------           -------------
         Net income (loss):
            As reported                                         $    (422,093)           $     961,492           $   1,299,999
            Pro forma                                                (437,924)                 948,247               1,272,640

         Basic earnings (loss) per share:
            As reported                                                 (0.47)                    1.06                    1.44
            Pro forma                                                   (0.47)                    1.06                    1.43

         Fully diluted earnings (loss) per share:
            As reported                                                 (0.46)                    1.06                    1.44
            Pro forma                                                   (0.47)                    1.06                    1.43

         Because the SFAS No. 123 method of accounting has not been applied to options granted prior to October 1, 1995, the resulting pro forma compensation costs may not be representative of that to be expected in future years.

         The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                   2001             2000             1999
                                                 -------          -------          -------
         Dividend yield                            5.01%            3.81%            3.81%
         Expected life                           8 years          9 years          9 years
         Expected volatility                       8.71%            8.63%            8.63%
         Risk-free interest rate                   5.50%            5.77%            5.77%


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


12.      EMPLOYEE BENEFIT PLANS (Continued)

         Management Recognition Plan - On November 15, 1995, the Company issued 33,200 shares of common stock (Initial Shares) to key employees under the terms of the Company's Management Recognition Plans (MRP's). These shareholders receive dividends on the shares and have voting rights. However, the sale or transferability of the shares is subject to the vesting requirements of the plan. These vesting requirements provide for the removal of the transferability restrictions upon the performance of employment services. The restrictions were fully removed in November 2000. Participants who terminate employment prior to satisfying the vesting requirements must forfeit the unvested shares and the accumulated dividends on the forfeited shares. The Company has recorded compensation expense equal to the fair value of the portion of vested shares attributable to 2001, 2000 and 1999. In addition, the dividends paid on unvested shares are also reflected as compensation expense. Total compensation expense attributable to the MRP's in 2001, 2000 and 1999 was $5,407, $42,635 and $83,572, respectively.

         During the year ended September 30, 2001, the Company's MRP purchased an additional 11,525 shares of common stock at an aggregate price of $126,411. Shares held in trust related to the MRP are shown as a reduction of stockholders' equity in the accompanying consolidated statements of financial condition. As these shares are granted to employees, an amount equal to the award is reclassified from shares held in trust to unearned compensation.

         401 (k) Plan - The Company also has a 401(k) plan that covers all employees who meet minimum age and service requirements. The plan provides for elective employee salary deferrals and discretionary company matching contributions. Company matching contributions were $34,107, $0 and $44,454 in 2001, 2000 and 1999, respectively.

         Deferred Compensation Agreements - The Company has entered into deferred compensation agreements with two of its senior officers and one former officer, pursuant to which each will receive from the Company certain retirement benefits at age 65. Such benefits will be payable for 15 years to each officer or, in the event of death, to such officer's respective beneficiary. A portion of the retirement benefits will accrue each year until age 65 or, if sooner, until termination of employment. The annual benefits under these arrangements range from approximately $24,000 to $65,000.

         The retirement benefits available under the deferred compensation agreements are unfunded. However, the Bank has purchased life insurance policies on the lives of these officers that will be available to the Company and the Bank to provide, both, for retirement benefits and for key man insurance. The costs of these arrangements was $70,713, $73,758 and $73,481 in 2001, 2000 and 1999, respectively.


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


12.      EMPLOYEE BENEFIT PLANS (Continued)

         In addition to the deferred compensation arrangements discussed above, the Company entered into arrangements with two officers in April 1997, under which the Company issued a total of 21,135 shares of common stock to these officers. The shares vest ratably over the 15 year term of their employment contracts. The Company has recognized compensation expense equal to the fair value of the vested shares of $19,902, $19,902 and $19,902 in 2001, 2000 and 1999, respectively.

13.      RELATED PARTY TRANSACTIONS

         In the normal course of business, loans are made to officers and directors of the Company. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with others. Total loans outstanding to these persons at September 30, 2001 and 2000 amounted to $1,025,719 and $2,943,529, respectively. The change from 2000 to 2001 reflects payments of $605,193 and advances of $90,599 and loans no longer related of $1,403,216. Loans that are no longer related include loans to a former director of approximately $1,200,000. Of this amount, $647,720 was considered to be impaired and a valuation allowance of $647,720 was provided on such loan and charged to operations during 2001.

         Deposits from related parties held by the Bank at September 30, 2001 and 2000 amounted to $192,774 and $511,182, respectively.

         See also Note 14 for a discussion of payments to former officers and directors.

14.      COMMITMENTS AND CONTINGENCIES

         Off Balance Sheet Items - At September 30, 2001, the Bank had outstanding loan commitments of approximately $16,331,000 including $11,644,000 in undisbursed construction loans in process, $3,518,000 in unused lines and letters of credit, and $1,169,000 in commitments to originate mortgage loans consisting primarily of 30-day commitments. Commitments to originate conventional mortgage loans consisted of fixed rate mortgages for which interest rates had not been established, all having terms ranging from 15 to 30 years.

         These financial instruments are not reflected on the accompanying statements of financial condition, but do expose the Company to credit risk. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on balance-sheet instruments.


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


14.      COMMITMENTS AND CONTINGENCIES (Continued)

         These commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

         Litigation - During the fiscal year ended September 30, 2001, the Company agreed to settle certain legal actions with a former director and officer. The terms of the agreement, which have been agreed to in principal, but not finalized at September 30, 2001, provide for a payment to the former director and officer of $570,000. In exchange for the payment, the Company is to receive 13,856 shares of its common stock, which are owned by the former director and officer and at the time of the agreement had a market value of approximately $160,000. The excess of the payment ($410,000) has been accrued by the Company and is included in the statement of operations as part of termination agreements. When the agreement is finalized and the stock is received, management anticipates treating it as treasury stock.

         The Company is involved in various legal actions arising in the normal course of business. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of all proceedings will not have a material adverse effect upon the financial position or operations of the Company.

         Employment Agreements - The Company has employment agreements with certain senior officers. The agreements provide for certain salaries and benefits for a 24-month period. The agreements further provide that if the employee is terminated without cause they will receive payments equal to the amount of salary and benefits remaining under the term of contract with a minimum amount of 12 months salary and benefits. The agreements also provide that if employment is terminated by the Company in connection with or within 24 months after any change in control of the Company, each employee shall be paid approximately three times their salary.

         During 2001, the Company's President and Chairman of the Board of Directors resigned and was paid $150,000 plus certain other expenses for a release of all of the claims against the Company, including any claims under his employment agreement. The payment is included in the statement of operations as part of termination agreements. Additionally, the Company purchased 44,942 shares of the former President's stock in the Company at a market price of approximately $519,000, which was treated as treasury stock.

         Significant Group Concentrations of Credit Risk - The Company maintains cash balances at several financial institutions. Cash balances at each institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to $100,000. At various times throughout the year cash balances held at these institutions will exceed federally insured limits. Management monitors such accounts and does not consider that such excess expose the Company to any significant risk.

                                                                             33
                          SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


15.      RETAINED EARNINGS AND REGULATORY CAPITAL

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of September 30, 2001, that the Bank meets all capital adequacy requirements and meets the requirements to be classified as "well capitalized."


                                                                                For Capital
                                                    Actual                    Adequacy Purposes             Well Capitalized
                                           ------------------------       ------------------------       -----------------------
                                              Amount          Ratio          Amount         Ratio           Amount         Ratio
                                           ------------      ------       ------------      ------       ------------     ------

      As of September 30, 2001:
        Total capital
           (to risk weighted assets)        $14,884,000      16.11%       =>$7,391,000      =>8.00%      =>$9,238,000     =>10.00%
        Tier I capital
           (to risk weighted assets)         13,904,000      15.05%       => 3,695,000      =>4.00%      => 5,543,000     => 6.00%
        Tier I capital
           (to average assets)               13,904,000       8.98%       => 6,190,000      =>4.00%      => 7,738,000     => 5.00%


      As of September 30, 2000:
        Total capital
           (to risk weighted assets)        $14,924,000      15.57%       =>$7,666,000      =>8.00%      =>$9,583,000     =>10.00%
        Tier I capital
           (to risk weighted assets)         14,761,000      15.40%       => 3,833,000      =>4.00%      => 5,750,000     => 6.00%
        Tier I capital
           (to average assets)               14,761,000       9.44%       => 6,253,000      =>4.00%      => 7,816,000     => 5.00%


                                  (Continued)

                          SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


15.      RETAINED EARNINGS AND REGULATORY CAPITAL (Continued)

         Savings institutions with more than a "normal" level of interest rate risk are required to maintain additional total capital. A savings institution with a greater than normal interest rate risk is required to deduct specified amounts from total capital, for purposes of determining its compliance with risk-based capital requirements. Management believes that the Bank was in compliance with capital standards at September 30, 2001 and 2000.

         Retained earnings at September 30, 2001 and 2000, include approximately $2,400,000 for which no provision for income tax has been made. This amount represents allocations of income to bad debt deductions for tax computation purposes. If, in the future, this portion of retained earnings is used for any purpose other than to absorb tax bad debt losses, income taxes may be imposed at the then applicable rates. Retained earnings is also restricted at September 30, 2001, as a result of the liquidation account established upon conversion to a stock company. No dividends may be paid to stockholders if such dividends would reduce the net worth of the Bank below the amount required by the liquidation account.

16.      SHAREHOLDERS' RIGHTS PLAN

         In December 1997, the Company adopted a Stock Purchase Rights Plan that provides rights to holders of the Company's common stock to receive common stock rights under certain circumstances. The rights will become exercisable ten days after a person or group acquires 15% or more of the company's shares. If, after the rights become exercisable, the Company becomes involved in a merger, each right then outstanding (other than those held by the 15% holder) would entitle its holder to buy common stock of the Company worth twice the exercise price of each right. The rights expire in November 2007.

17.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Further assets that are not financial instruments are not included in the following tables. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.


                                  (Continued)

                          SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


17.      FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

         Cash and Cash Equivalents - Fair value equals the carrying value of such assets due to their nature.

         Interest-bearing Deposits in Other Financial Institutions - Fair value equals the carrying value of such assets due to their nature.

         Investment Securities and Accrued Interest Receivable - The fair value of investments is based on quoted market prices. The carrying amount of related accrued interest receivable approximates its fair value.

         Loans Receivable - The fair value of loans is calculated using discounted cash flows. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Company's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of related accrued interest receivable approximates its fair value.

         Deposits - Fair values for certificates of deposit have been determined using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities. The carrying amount of all other deposits, due to their short-term nature, approximate their fair values. The carrying amount of related accrued interest payable approximates its fair value.

         Borrowed Funds - Fair value for the fixed-rate borrowings has been determined using discounted cash flows. The discount rate used is based on estimated current rates for advances with similar maturities. The carrying amount of the variable rate borrowings, due to the short repricing periods, approximate their fair value.


                                  (Continued)

                          SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


17.      FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)


                                                               2001                                     2000
                                                  -------------------------------          -----------------------------
                                                    Carrying          Estimated             Carrying           Estimated
                                                     Amount           Fair Value             Amount           Fair Value
                                                  ------------       ------------          -----------       -----------

       Financial assets:
          Cash and cash equivalents               $  6,020,186       $  6,020,186          $ 4,667,295       $ 4,667,295
          Interest-bearing deposits                    898,533            898,533            1,737,099         1,737,099
          Investments securities                    33,052,826         33,052,826           36,097,008        36,097,008
          Loans receivable - net                   101,135,388        104,611,041          108,353,773       111,480,637
          Accrued interest receivable                  960,225            960,225            1,183,485         1,183,485

       Financial liabilities:
          Deposits                                  99,055,580        100,646,325          105,363,101       105,610,887
          Borrowed funds                            35,605,000         35,605,000           38,889,068        38,850,183
          Accrued interest payable                   1,328,183          1,328,183            1,403,005         1,403,005

                          SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


18.      PARENT COMPANY

         The condensed financial information for SouthFirst Bancshares, Inc. (Parent Company) is presented below:

                                 Parent Company
                            Condensed Balance Sheets
                          September 30, 2001 and 2000


                                                                                       2001                      2000
                                                                                   ------------             ------------
       ASSETS

       Cash and cash equivalents                                                   $     12,895             $    570,819
       Investment securities available for sale                                         706,900                  737,313
       Investment in financial institution subsidiary                                14,136,870               14,269,626
       Investment in other subsidiaries                                                 746,591                  645,977
       Other assets                                                                   2,038,941                1,783,091
                                                                                   ------------             ------------

           Total Assets                                                            $ 17,642,197             $ 18,006,826
                                                                                   ============             ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

       Liabilities:
          Borrowed funds                                                           $  3,355,000             $  3,005,000
          Other liabilities                                                               4,658                   76,342
                                                                                   ------------             ------------
             Total liabilities                                                        3,359,658                3,081,342
                                                                                   ------------             ------------
       Stockholders' equity:
          Common stock, $.01 par value, 2,000,000 shares authorized; 988,118 shares issued and 861,130 shares outstanding in 2001;
              999,643 shares issued and 910,102 shares outstanding in 2000                9,996                    9,996
          Additional paid-in capital                                                  9,814,268                9,835,352
          Treasury stock                                                             (1,648,439)              (1,140,781)
          Deferred compensation on common stock employee benefit plans                 (383,442)                (482,325)
          Shares held in trust                                                         (126,411)                      --
          Retained earnings                                                           6,249,938                7,186,244
          Accumulated other comprehensive income (loss)                                 366,629                 (483,002)
                                                                                   ------------             ------------
                Total stockholders' equity                                           14,282,539               14,925,484
                                                                                   ------------             ------------

             Total Liabilities and Stockholders' Equity                            $ 17,642,197             $ 18,006,826
                                                                                   ============             ============


                                      (Continued)

                          SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


18.      PARENT COMPANY (Continued)

                                 Parent Company
                       Condensed Statements of Operations
                 Years Ended September 30, 2001, 2000 and 1999


                                                                                   2001                 2000                1999
                                                                                -----------         -----------         -----------

Cash dividends from financial institution subsidiary                            $   771,990         $        --         $   344,740
Interest and dividend income                                                         37,268              59,266              49,307
                                                                                -----------         -----------         -----------

    Total income                                                                    809,258              59,266             394,047
                                                                                -----------         -----------         -----------

Expenses:
   Interest on borrowed funds                                                       248,860             199,603             110,355
   Equity in loss of affiliates                                                          --              16,464             128,153
   Compensation and benefits                                                             --               7,500              21,500
   Management fee                                                                    30,000              90,000              90,000
   Other                                                                            215,550             176,530             239,633
                                                                                -----------         -----------         -----------

                                                                                    494,410             490,097             589,641
                                                                                -----------         -----------         -----------

Income (loss) before income taxes                                                   314,848            (430,831)           (195,594)

Income tax benefit                                                                  163,682             153,685             195,309
                                                                                -----------         -----------         -----------

Income (loss) before equity in undistributed
   earnings of subsidiaries                                                         478,530            (277,146)               (285)
                                                                                -----------         -----------         -----------

Equity in undistributed earnings of subsidiaries
   (dividends in excess of earnings):
        Financial institution                                                    (1,009,045)          1,098,874           1,194,617
        Other                                                                       108,422             139,764             105,667
                                                                                -----------         -----------         -----------

                                                                                   (900,623)          1,238,638           1,300,284
                                                                                -----------         -----------         -----------

Net income (loss)                                                               $  (422,093)        $   961,492         $ 1,299,999
                                                                                ===========         ===========         ===========

                             (Continued)

                           SOUTHFIRST BANCSHARES, INC.                        39
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


18.      PARENT COMPANY (Continued)

                                 Parent Company
                       Condensed Statements of Cash Flows
                  Years Ended September 30, 2001, 2000 and 1999

                                                                 2001           2000            1999
                                                             -----------     -----------     -----------
Operating Activities:
   Net income (loss)                                         $  (422,093)    $   961,492     $ 1,299,999
   Adjustments to reconcile net income (loss) to
   cash from operating activities:
      Equity in undistributed earnings of subsidiaries           900,623      (1,238,638)     (1,645,024)
      Compensation expense on ESOP and MRP                        82,681         136,674         209,370
      Equity in losses of unconsolidated affiliates                   --          16,464         128,153
      (Increase) decrease in other assets                       (255,850)        671,633        (587,975)
      Increase (decrease) in other liabilities                   (71,684)       (454,324)        176,531
                                                             -----------     -----------     -----------
         Net cash provided (used) by operating activities        233,677          93,301        (418,946)
                                                             -----------     -----------     -----------

Investing Activities:
   Investment in subsidiaries, net of dividends received          11,562         (27,535)        446,697
   Purchase of investment securities available-for-sale               --        (220,000)             --
                                                             -----------     -----------     -----------
      Net cash provided (used) by investing activities            11,562        (247,535)        446,697
                                                             -----------     -----------     -----------

Financing Activities:
   Acquisition of ESOP and MRP shares                           (131,292)        (12,404)        (13,068)
   Proceeds from borrowed funds                                1,150,000       3,000,000         775,000
   Repayment on borrowed funds                                  (800,000)     (1,775,000)             --
   Cash dividends paid                                          (514,213)       (515,299)       (513,294)
   Acquisition of treasury stock                                (507,658)        (11,043)       (262,651)
                                                             -----------     -----------     -----------
      Net cash provided (used) by financing activities          (803,163)        686,254         (14,013)
                                                             -----------     -----------     -----------

Net increase (decrease) in cash and cash equivalents            (557,924)        532,020          13,738

Cash and cash equivalents - beginning of year                    570,819          38,799          25,061
                                                             -----------     -----------     -----------

Cash and cash equivalents - end of year                      $    12,895     $   570,819     $    38,799
                                                             ===========     ===========     ===========

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


19.      SELECTED QUARTERLY INFORMATION (UNAUDITED)

                                                        Year Ended September 30, 2001
                                    -------------------------------------------------------------------------
                                                               Three Months Ended
                                    -------------------------------------------------------------------------
                                    September 30,          June 30,           March 31,          December 31,
                                    -------------        -----------         -----------         ------------
Interest and dividend income         $ 2,487,697         $ 2,604,783         $ 2,809,843         $ 2,989,545
Interest expense                       1,548,182           1,694,726           1,820,343           1,920,952
                                     -----------         -----------         -----------         -----------

Net interest income                      939,515             910,057             989,500           1,068,593
Provision for loan losses                907,688                  --             (50,000)                 --
                                     -----------         -----------         -----------         -----------

Net interest income after
    provision for loan losses             31,827             910,057           1,039,500           1,068,593
Non-interest income                      565,233             615,153             564,296             566,372
Non-interest expenses                 (1,965,693)         (1,364,791)         (1,351,447)         (1,343,448)
                                     -----------         -----------         -----------         -----------

Income (loss) before taxes            (1,368,633)            160,419             252,349             291,517
Provision for income taxes              (517,570)             63,513              98,461             113,341
                                     -----------         -----------         -----------         -----------

Net income (loss)                    $  (851,063)        $    96,906         $   153,888         $   178,176
                                     ===========         ===========         ===========         ===========

Earnings (loss) per share:
    Basic                            $     (0.95)        $      0.11         $      0.17         $      0.20
    Diluted                          $     (0.94)        $      0.11         $      0.17         $      0.20

Dividends per share                  $      0.15         $      0.15         $      0.15         $      0.15


                                                        Year Ended September 30, 2000
                                    -------------------------------------------------------------------------
                                                               Three Months Ended
                                    -------------------------------------------------------------------------
                                    September 30,          June 30,           March 31,          December 31,
                                    -------------        -----------         -----------         ------------

Interest and dividend income         $ 3,053,728         $ 3,049,455         $ 2,969,200         $ 2,842,799
Interest expense                       1,902,608           1,829,970           1,738,651           1,667,637
                                     -----------         -----------         -----------         -----------

Net interest income                    1,151,120           1,219,485           1,230,549           1,175,162
Provision for loan losses                     --               5,572                  --                  --
                                     -----------         -----------         -----------         -----------

Net interest income after
    provision for loan losses          1,151,120           1,213,913           1,230,549           1,175,162
Non-interest income                      482,181             585,644             569,830             461,848
Non-interest expenses                 (1,237,025)         (1,333,671)         (1,361,030)         (1,367,653)
                                     -----------         -----------         -----------         -----------

Income before taxes                      396,276             465,886             439,349             269,357
Provision for income taxes               153,382             180,995             171,404             103,595
                                     -----------         -----------         -----------         -----------

Net income                           $   242,894         $   284,891         $   267,945         $   165,762
                                     ===========         ===========         ===========         ===========

Earnings per share:
    Basic                            $      0.28         $      0.31         $      0.29         $      0.18
    Diluted                          $      0.28         $      0.31         $      0.29         $      0.18

Dividends per share                  $      0.15         $      0.15         $      0.15         $      0.15

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


20.      BUSINESS SEGMENT INFORMATION

         The Company organizes its business units into two reportable segments: traditional banking activities and employee benefits consulting. The banking segment provides a full range of banking services within its primary market areas of central Alabama. The employee benefits consulting firm operates primarily in the Montgomery, Alabama area.

         The segments' accounting policies are the same as those described in the summary of significant accounting policies. The Company's reportable business segments are strategic business units that offer different products and services. Each segment is managed separately because each unit is subject to different marketing and regulatory environments.

         The following table presents financial information for each reportable segment:

                                                                September 30, 2001
                                               -------------------------------------------------------
                                                                     Employee
                                                  Banking            Benefits
                                                Activities           Consulting              Total
                                               -------------         -----------         -------------
Interest and dividend income                   $  10,856,911         $    34,957         $  10,891,868
Interest expenses                                  6,984,203                  --             6,984,203
                                               -------------         -----------         -------------

Net interest income                                3,872,708              34,957             3,907,665
Provision for loan losses                            857,688                  --               857,688
                                               -------------         -----------         -------------

Net interest income after provision for
   loan losses                                     3,015,020              34,957             3,049,977
Other income                                       1,170,022           1,141,032             2,311,054
Other expenses                                    (5,024,611)         (1,000,768)           (6,025,379)
                                               -------------         -----------         -------------

Income (loss) before income taxes                   (839,569)            175,221              (664,348)
Income taxes                                        (309,054)             66,799              (242,255)
                                               -------------         -----------         -------------

Net income (loss)                              $    (530,515)        $   108,422         $    (422,093)
                                               =============         ===========         =============

Depreciation and amortization included
   in other expenses                           $     331,973         $    87,281         $     419,254
                                               =============         ===========         =============

Total assets at year-end                       $ 150,261,418         $ 1,682,379         $ 151,943,797
                                               =============         ===========         =============


                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


20.      BUSINESS SEGMENT INFORMATION (Continued)

                                                               September 30, 2000
                                               -------------------------------------------------------
                                                                     Employee
                                                  Banking            Benefits
                                                Activities           Consulting              Total
                                               -------------         -----------         -------------
Interest and dividend income                   $  11,877,806         $    37,376         $  11,915,182
Interest expenses                                  7,138,866                  --             7,138,866
                                               -------------         -----------         -------------

Net interest income                                4,738,940              37,376             4,776,316
Provision for loan losses                              5,572                  --                 5,572
                                               -------------         -----------         -------------

Net interest income after provision for
   loan losses                                     4,733,368              37,376             4,770,744
Other income                                         999,490           1,100,013             2,099,503
Other expenses                                    (4,387,703)           (911,676)           (5,299,379)
                                               -------------         -----------         -------------

Income before income taxes                         1,345,155             225,713             1,570,868
Income taxes                                         523,427              85,949               609,376
                                               -------------         -----------         -------------

Net income                                     $     821,728         $   139,764         $     961,492
                                               =============         ===========         =============

Depreciation and amortization included
   in other expenses                           $     350,042         $    72,747         $     422,789
                                               =============         ===========         =============

Total assets at year-end                       $ 160,208,295         $ 1,709,831         $ 161,918,126
                                               =============         ===========         =============

                                   (Continued)

                           SOUTHFIRST BANCSHARES, INC.
                                AND SUBSIDIARIES

             Notes to Consolidated Financial Statements (Continued)


20.      BUSINESS SEGMENT INFORMATION (Continued)

                                                               September 30, 1999
                                               -------------------------------------------------------
                                                                     Employee
                                                  Banking            Benefits
                                                Activities           Consulting              Total
                                               -------------         -----------         -------------
Interest and dividend income                   $  10,468,911         $    15,186         $  10,484,097
Interest expenses                                  6,366,823                  --             6,366,823
                                               -------------         -----------         -------------


Net interest income                                4,102,088              15,186             4,117,274
Provision for loan losses                            587,690                  --               587,690
                                               -------------         -----------         -------------

Net interest income after provision for
   loan losses                                     3,514,398              15,186             3,529,584
Other income                                       3,400,441           1,017,296             4,417,737
Other expenses                                    (4,968,347)           (862,769)           (5,831,116)
                                               -------------         -----------         -------------

Income before income taxes                         1,946,492             169,713             2,116,205
Income taxes                                         752,160              64,046               816,206
                                               -------------         -----------         -------------

Net income                                     $   1,194,332         $   105,667         $   1,299,999
                                               =============         ===========         =============

Depreciation and amortization included
   in other expenses                           $     329,888         $    68,519         $     398,407
                                               =============         ===========         =============

Total assets at year-end                       $ 159,835,512         $ 1,544,517         $ 161,380,029
                                               =============         ===========         =============


Following are reconciliations (where applicable) to corresponding totals in the accompanying consolidated financial statements.

                                                    2001                  2000                  1999
                                               -------------         -------------         -------------
ASSETS

Total assets for reportable segments           $ 151,943,797         $ 161,918,126         $ 161,380,029
Elimination of intercompany receivables             (749,582)             (892,492)             (873,664)
                                               -------------         -------------         -------------

Consolidated assets                            $ 151,194,215         $ 161,025,634         $ 160,506,365
                                               =============         =============         =============